Exhibit 4.8

[CyPost]


                                 PROMISSORY NOTE



FOR VALUE RECEIVED, CyPost Corporation, (the "Payor") of #900, 1281 West Georgia Street, Vancouver, British Columbia, Canada V6E 3J7, promises to pay or to the order of Pacific Gate Capital Corp., (the "Payee") of Lions Bay, B.C., Canada the sum of THIRTY FIVE THOUSAND DOLLARS ($35,000) with eight percent (8%) interest thereon, the total principal and interest being due and payable ON DEMAND BY THE FUND MANAGER IN WRITING.

OR BY WAY OF AGREEMENT BY BOTH PARTIES, CONVERTED TO EQUITY. IN FREE TRADING COMMON SHARES OF CYPOST CORPORATION. CYPOST CORPORATION ACKNOWLEDGES THAT ITS BOARD OF DIRECTORS BY WAY OF WRITTEN RESOLUTION HAS APPROVED THIS NOTE.

FOR VALUE RECEIVED, the payor and all endorsers of this Note hereby waive presentment for payment, notices or formalities to which they might be entitled and do hereby agree to pay all costs and expenses (including all legal costs) paid or incurred in collecting the Monies owed hereunder after the same shall become due and payable under the laws of the Province of British Columbia, Canada.

Dated at Vancouver, B.C. this 12th day of May, 2000.



CyPost Corporation



/s/ Carl Whitehead
------------------------------
Carl Whitehead
President
CyPost Corporation


900-1281 W. Georgia St.,
Vancouver, British Columbia,
Canada V6E 3J7
Tel: (604) 904-4422
Fax: (604) 904-4433
www.cypost.com

[CyPost]


                                 PROMISSORY NOTE



FOR VALUE RECEIVED, CyPost Corporation, ("the Payor") of 900-1281 West Georgia Street, Vancouver, British Columbia, Canada V6E 3J7, promises to pay to or to the order of Pacific Gate Capital Corporation, ("the Payee") of Lions Bay, British Columbia the sum of FORTY-FIVE THOUSAND DOLLARS ($45,000.00) with eight percent (8%) interest thereon, the sum total principal and interest being due and payable ON DEMAND BY THE FUND MANAGER IN WRITING.

OR BY WAY OF AGREEMENT BY BOTH PARTIES, CONVERTED TO EQUITY. IN FREE TRADING COMMON SHARES OF CYPOST CORPORATION. CYPOST CORPORATION ACKNOWLEDGES THAT ITS BOARD OF DIRECTORS BY WAY OF WRITTEN RESOLUTION HAS APPROVED THIS NOTE.

FOR VALUE RECEIVED, the Payor and all endorsers of this Note hereby waive presentment for payment, notices or formalities to which they might be entitled and do hereby agree to pay all costs and expenses (including all legal costs) paid or incurred in collecting the Monies owed hereunder after the same shall become due and payable under the laws of British Columbia.

Dated at Vancouver, B.C. this 23rd day of June, 2000.



CyPost Corporation



/s/ Robert Sendoh
----------------------------
Robert Sendoh
Chairman of the Board
CyPost Corporation


900-1281 W. Georgia St.,
Vancouver, British Columbia,
Canada V6E 3J7
Tel: (604) 904-4422
Fax: (604) 904-4433
www.cypost.com

[CyPost]




                                 PROMISSORY NOTE



FOR VALUE RECEIVED, CyPost Corporation, ("the Payor") of 900-1281 West Georgia Street, Vancouver, British Columbia, Canada V6E 3J7, promises to pay to or to the order of Pacific Gate Capital Corporation, ("the Payee") of Lions Bay, British Columbia the sum of TWENTY THOUSAND DOLLARS ($20,000.00) with eight percent (8%) interest thereon, the sum total principal and interest being due and payable ON DEMAND BY THE FUND MANAGER IN WRITING.

OR BY WAY OF AGREEMENT BY BOTH PARTIES, CONVERTED TO EQUITY. IN FREE TRADING COMMON SHARES OF CYPOST CORPORATION. CYPOST CORPORATION ACKNOWLEDGES THAT ITS BOARD OF DIRECTORS BY WAY OF WRITTEN RESOLUTION HAS APPROVED THIS NOTE.

FOR VALUE RECEIVED, the Payor and all endorsers of this Note hereby waive presentment for payment, notices or formalities to which they might be entitled and do hereby agree to pay all costs and expenses (including all legal costs) paid or incurred in collecting the Monies owed hereunder after the same shall become due and payable under the laws of British Columbia.

Dated at Vancouver, B.C. this 10TH day of July, 2000.



CyPost Corporation



/s/ Robert Sendoh
---------------------------
Robert Sendoh
Chairman of the Board
CyPost Corporation


900-1281 W. Georgia St.,
Vancouver, British Columbia,
Canada V6E 3J7
Tel: (604) 904-4422
Fax: (604) 904-4433
www.cypost.com

[CyPost]


                                 PROMISSORY NOTE

FOR VALUE RECEIVED, CyPost Corporation, ("the Payor") of 900-1281 West Georgia Street, Vancouver, British Columbia, Canada V6E 3J7, promises to pay or to the order of Pacific Gate Capital Corporation, ("the Payee") of Lions Bay, British Columbia the sum of TEN THOUSAND DOLLARS ($10,000.00) with eight percent (8%) interest thereon, the sum total principal and interest being due and payable ON DEMAND BY THE FUND MANAGER IN WRITING.

OR BY WAY OF AGREEMENT BY BOTH PARTIES, CONVERTED TO EQUITY. IN FREE TRADING COMMON SHARES OF CYPOST CORPORATION. CYPOST CORPORATION ACKNOWLEDGES THAT ITS BOARD OF DIRECTORS BY WAY OF WRITTEN RESOLUTION HAS APPROVED THIS NOTE.

FOR VALUE RECEIVED, the Payor and all endorsers of this Note hereby waive presentment for payment, notices or formalities to which they might be entitled and do hereby agree to pay all costs and expenses (including all legal costs) paid or incurred in collecting the Monies owed hereunder after the same shall become due and payable under the laws of the Common Wealth of the Bahamas.

Dated at Vancouver, B.C. this 25th day of Aug, 2000.

CyPost Corporation



/s/ Robert Sendoh
----------------------------
Robert Sendoh
Chairman of the Board
CyPost Corporation



900-1281 W. Georgia St.,
Vancouver, British Columbia,
Canada V6E 3J7
Tel: (604) 904-4422
Fax: (604) 904-4433
www.cypost.com

[CyPost]



                                 PROMISSORY NOTE

FOR VALUE RECEIVED, CyPost Corporation, ("the Payor") of 900-1281 West Georgia Street, Vancouver, British Columbia, Canada V6E 3J7, promises to pay or to the order of Pacific Gate Capital Corporation, ("the Payee") of Lions Bay, British Columbia the sum of FIFTEEN THOUSAND DOLLARS ($15,000.00) with eight percent (8%) interest thereon, the sum total principal and interest being due and payable ON DEMAND BY THE FUND MANAGER IN WRITING.

OR BY WAY OF AGREEMENT BY BOTH PARTIES, CONVERTED TO EQUITY. IN FREE TRADING COMMON SHARES OF CYPOST CORPORATION. CYPOST CORPORATION ACKNOWLEDGES THAT ITS BOARD OF DIRECTORS BY WAY OF WRITTEN RESOLUTION HAS APPROVED THIS NOTE.

FOR VALUE RECEIVED, the Payor and all endorsers of this Note hereby waive presentment for payment, notices or formalities to which they might be entitled and do hereby agree to pay all costs and expenses (including all legal costs) paid or incurred in collecting the Monies owed hereunder after the same shall become due and payable under the laws of the Common Wealth of the Bahamas.

Dated at Vancouver, B.C. this 11 day of September, 2000.

CyPost Corporation



/s/ James Thomas Johnston
---------------------------------
James Thomas Johnston
Director
CyPost Corporation



900-1281 W. Georgia St.,
Vancouver, British Columbia,
Canada V6E 3J7
Tel: (604) 904-4422
Fax: (604) 904-4433
www.cypost.com